Exhibit 10.2
PIKE ELECTRIC CORPORATION
Cash Incentive Award Agreement for Fiscal 2009
under [2005 / 2008] Omnibus Incentive Compensation Plan
This CASH INCENTIVE AWARD AGREEMENT and all Exhibits hereto (this “Award Agreement”) is entered into as of [Date] by and between Pike Electric Corporation, a Delaware corporation (the “Company”), and [Employee] (the “Recipient”) pursuant to the Pike Electric Corporation [2005 / 2008] Omnibus Incentive Compensation Plan (the “Plan”).
Statement of Purpose
Recipient has a relationship with the Company or an Affiliate as an employee, officer, director or consultant thereof (as applicable, the “Relationship”). This Award Agreement sets forth the terms and conditions of the cash incentive award.
NOW, THEREFORE, in consideration of the foregoing and the covenants hereinafter set forth, the Company and Recipient agree as follows:
SECTION 1. Grant of Cash Incentive Award. The Company hereby grants to Recipient a Cash Incentive Award (the “Award”) under the Plan of a percentage of Recipient’s base salary at the beginning of the Performance Period, which is subject to the terms and conditions stated in this Award Agreement and the Plan, which are incorporated into this Award Agreement. The actual amount of the Award for the Performance Period designated in Section 4 of this Award Agreement will be determined based on the Performance Formula as provided in Exhibit A. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. Unless otherwise stated herein, in the event of any conflict between the terms of this Award Agreement and the terms of any employment or other agreement between Recipient and the Company or an Affiliate, the terms of such employment or other agreement will govern.
SECTION 2. Definitions. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Plan. The following terms have the meanings set forth below:
“Cause” has the meaning set forth in the employment or other agreement between Recipient and the Company or an Affiliate or, in the absence thereof, shall mean (i) Recipient’s fraud, embezzlement or misappropriation with respect to the Company or its Affiliates, (ii) Recipient’s material breach of this Agreement or any other agreement between Recipient and the Company or an Affiliate which is not cured within 15 days (or any shorter cure period in such other agreement) after Recipient’s receipt of written notice thereof from the Company or an Affiliate, (iii) Recipient’s breach of fiduciary duties to the Company, its Affiliates or their stockholders, (iv) Recipient’s conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude, (v) violation of the Company’s substance abuse policy resulting in termination of employment, or (vi) Recipient’s willful or negligent misconduct that has a material adverse effect on the property or business of the Company or an Affiliate.

“Disability” has the meaning set forth in any long-term disability plan of the Company or an Affiliate in which Recipient participates or, in the absence thereof, shall mean the inability of Recipient, due to the condition of Recipient’s physical, mental or emotional health, effectively to perform Recipient’s duties with the Company or an Affiliate consistent with Recipient’s Relationship with or without reasonable accommodation for a continuous period of more than 90 days or for 90 days in any period of 180 consecutive days, as determined by a physician retained by the Company (and Recipient hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records).
“Retirement” means termination of employment with the Company and its Affiliates after the attainment of age 59 1/2 and completion of at least 10 years of service (as determined under the Pike Electric, Inc. 401(k) Plan).
“Vesting Date” means the date on which Recipient’s rights with respect to all or a portion of the Award subject to this Award Agreement may become fully vested as provided in Section 4(a) of this Award Agreement.
SECTION 3. Term of Award. The amount covered by this Award shall become earned by, and vested in, the Recipient in the amounts shown on the enclosed Exhibit A. Until it becomes vested, the Award shall be subject to cancellation and forfeiture in accordance with this Award Agreement. Upon termination of Recipient’s service, the Award will vest or be canceled and forfeited as provided in Section 4 of this Award Agreement.
SECTION 4. Vesting, Performance Period, and Payment.
(a) Vesting of Cash Incentive Award. Subject to meeting the provisions of Exhibit A and the terms and conditions set forth in this Award Agreement, the Award granted hereby shall become earned and vested if Recipient has maintained a Relationship with the Company or an Affiliate throughout the Performance Period designated in Section 4(b) of this Award Agreement.
(b) Performance Period. The Performance Period shall be the period beginning July 1, 2008 and ending June 30, 2009.
(c) Payment. Awards earned shall be paid no later than September 15, 2009.
SECTION 5. Termination of Relationship. In the event Recipient’s Relationship with the Company and all Affiliates terminates before the last day of the Performance Period designated in Section 4(b) of this Award Agreement on account of Retirement, Disability or death, and in the event of the subsequent attainment of the Performance Goals applicable to Recipient, Recipient or Recipient’s beneficiary (in the event of Recipient’s death) shall be entitled to receive, no later than the September 15 next following the close of the Performance Period designated in Section 4(b) of this Award Agreement, a pro rata portion of the Award based on the portion of the Performance Period completed through the date of Recipient’s Retirement, Disability or death.

SECTION 6. Non-Transferability of Award. Unless otherwise provided by the Committee in its discretion, all or any portion of the Award may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of the Award in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.
SECTION 7. Withholding and Consents.
(a) Withholding. The delivery of the Award pursuant to Section 4(b) of this Award Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan. If the Company does not withhold or deduct any amounts for taxes, Recipient shall be solely responsible for the payment of any Federal, state, local or other applicable taxes in respect of the amounts payable to Recipient under this Award Agreement
(b) Consents. Recipient’s rights in respect of the Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable. Such consents may include, without limitation, Recipient’s (i) consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan (ii) consenting to the waiver of any data privacy rights Recipient may have with respect to such information and (iii) authorizing the Company and any Affiliate to store and transmit such information in electronic form.
SECTION 8. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
SECTION 9. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
SECTION 10. Dispute Resolution.
(a) Jurisdiction and Venue. Notwithstanding any provision in an employment or other agreement between Recipient and the Company or an Affiliate, Recipient and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. Recipient and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. Recipient and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which Recipient has submitted to jurisdiction in this Section 10(a). Recipient and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. Recipient and the Company hereby waive, to the fullest extent permitted by applicable law, any right either may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.
(c) Confidentiality. Recipient hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that Recipient may disclose information concerning such dispute to the court that is considering such dispute or to Recipient’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).
SECTION 11. Notice.
(a) Written Notices. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three business days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Pike Electric Corporation
100 Pike Way
P.O. Box 868
Mt. Airy, NC 27030
Attn: General Counsel

If to Recipient:

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.
(b) Electronic Notices. Notwithstanding any other provision of this Section 11, the Committee may, in its sole discretion, decide to deliver any documents related to this Award or future Awards that may be granted under the Plan by electronic means or request Recipient’s consent to participate in the Plan by electronic means. Recipient hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Committee or another third party designated by the Committee.

SECTION 12. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.
SECTION 13. No Employment. Nothing contained in this Award Agreement confers, intends to confer or implies any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company or its Affiliates in favor of Recipient or limits the ability of the Company or its Affiliates to terminate, with or without cause, in its sole and absolute discretion, the Relationship with Recipient, subject to the terms of any written employment or other agreement between Recipient and the Company or an Affiliate.
SECTION 14. Beneficiary Designation. By executing and returning a Beneficiary Designation Form, Recipient may designate a beneficiary to receive payment in connection with the Award in the event of Recipient’s death while in service with the Company or an Affiliate. If Recipient does not designate a beneficiary or if Recipient’s designated beneficiary does not survive Recipient, then Recipient’s beneficiary will be Recipient’s estate. Any Beneficiary designation must be made on a form approved by the Committee and is effective only upon receipt by the Committee.
SECTION 15. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair Recipient’s rights under this Award Agreement shall not to that extent be effective without Recipient’s consent. Notwithstanding the preceding sentence, this Award Agreement and the Award shall be subject to the provisions of Section 7 of the Plan, including being subject to amendment by the Company by action of the Board or the Committee without the consent of Recipient for purposes of maintaining compliance with Section 409A of the Code.
SECTION 16. Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. This Award Agreement, together with the Plan, constitutes the final understanding between Recipient and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded. No statement, representation, warranty, covenant or agreement not expressly set forth in this Award Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Award Agreement; provided, however, that in any event this Award Agreement shall be subject to and governed by the Plan. The terms and provisions of this Award Agreement may be modified or amended as provided in the Plan.
SECTION 17. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signatures on next page(s)]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

RECIPIENT:

Name:
PIKE ELECTRIC CORPORATION

By:

Name:

Title:

Exhibit A
2009 Annual Incentive Compensation Performance Components
([Participant Name])
The amount of the Award will be calculated as follows:
Base Annual Salary x [EPS Funding Factor + (Personal Funding Factor x (Safety Factor + Personal Factor))]
where the determination of each variable will be made as set forth below and EPS means the Company’s earnings per share for fiscal 2009 prior to the payment of any Awards by the Company:
I. “Personal Funding Factor"*

Threshold			Target				Maximum
EPS	Funding Factor		EPS		Funding Factor		EPS		Funding Factor
$[•]	[•]	%	$	[•]	[•]	%	$	[•]	[•]	%
II. Earnings Per Share (“EPS Funding Factor”)*

Threshold			Target				Maximum
EPS	Funding Factor		EPS		Funding Factor		EPS		Funding Factor
$[•]	[•]	%	$	[•]	[•]	%	$	[•]	[•]	%

*
The amounts of the Personal Funding Factor and the EPS Funding Factor are to be calculated based on a “sliding scale” methodology where all amounts between the Threshold and Target levels are to be determined based a linear progression between such levels, and all amounts between the Target and Maximum levels are to be determined based a linear progression between such levels.

III. Safety and Personal Performance Factors

	"Safety Factor"			"Personal Factor"
	OSHA	Performance		Personal	Performance
Performance Rating	Recordable Rate	Factor		Goals	Factor
Tier I	[•]	[•]	%	[•]	[•]	%
Tier II	[•]	[•]	%	[•]	[•]	%
Tier III	[•]	[•]	%	[•]	[•]	%
Personal Goals:
1. [•].
2. [•].
3. [•].
4. [•].
5. [•].
IV. Example Payout Calculation (Assumes Target Performance)
EPS: $[•]       Personal Funding Factor: [•]       Annual Base Salary: $[•]

	EPS Funding		Safety Performance		Personal Performance
	Factor		Factor		Factor
Performance Rating	Target		Tier I		Tier I
Numerical Rating	[•]	%	[•]	%	[•]	%
Award Calculation:       $[•] x [[•]% + ([•]% x ([•]% + [•]%))] = $[•]